EXHIBIT 23



                                AUDITORS' CONSENT


The Board of Directors
General Mills, Inc.:

   We consent to incorporation by reference in the Registration Statements (Nos. 2-49637 and 333-00745) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-91987, 2-95574, 33-24504, 33-27628, 33-32059, 33-36892, 33-36893,
33-50337,  33-62729, 333-13089 and 333-32509) on Form S-8 of General Mills, Inc.
of our reports dated June 26, 1997, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 25, 1997 and May 26, 1996 and the related consolidated statements of earnings, cash flows and related financial statement schedule for each of the fiscal years in the three-year period ended May 25, 1997, which reports are included or incorporated by reference in the May 25, 1997 annual report on Form 10-K of General Mills, Inc.

   Our report covering the basic consolidated financial statements refers to changes in the method of accounting in fiscal 1997 for impairment of long-lived assets and for long-lived assets to be disposed of.



                                   /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
August 18, 1997